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                                                                   Exhibit 4.2


                              AMENDMENT NO. 3 TO
                        1988 EMPLOYEE STOCK PURCHASE PLAN


         This amendment, dated as of June 1, 2001, amends the BTU International, Inc. 1988 Employee Stock Purchase Plan (the "Plan"). Terms defined in the Plan and not otherwise defined herein are used herein as so defined.

                               W I T N E S S E T H

         WHEREAS, the Board of Directors of BTU International, Inc. (the "Company") has authorized the Plan;

         WHEREAS, the Board of Directors of the Company has reserved shares of the Company's Common Stock to be issued in accordance with the Plan; and

         WHEREAS, pursuant to Section 17 of the Plan, the Board of Directors now desires to amend certain provisions of the Plan in order to broaden the eligibility of employees of the Company to participate in the Plan;

         NOW, THEREFORE, the Plan is hereby amended by striking the word "six" in the first sentence of Section 3 of the Plan and by inserting in its place the word "three."

         IN WITNESS WHEREOF, the Board of Directors has caused this Amendment No. 3 to the Plan to be filed with the Plan and has caused the Plan to be amended hereby.


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                               Amendment No. 1 to
                       1988 Employee Stock Purchase Plan

       This amendment, dated as of June 15, 1989, amends the BTU International, Inc. 1988 Employee Stock Purchase Plan (the "Plan"). Terms defined in the Plan and not otherwise defined herein are used herein as so defined.

                                   WITNESSETH

         WHEREAS, the Board of Directors of BTU International, Inc. (the "Company") has authorized the Plan;

         WHEREAS, the Board of Directors of the Company has reserved shares of the Company's Common Stock to be issued in accordance with the Plan; and

         WHEREAS, pursuant to Section 17 of the Plan, the Board of Directors now desires to amend certain provisions of the Plan in order to clarify the intent of the Board of Directors in approving the Plan;

         NOW, THEREFORE, the Plan is hereby amended by striking the paragraph in
Section 12 of the Plan and by inserting in its place the words "INTENTIONALLY OMITTED".

         IN WITNESS WHEREOF, the Board of Directors has caused this Amendment No. 1 to the Plan to be filed with the Plan and has caused the Plan to be amended hereby.
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                            BTU INTERNATIONAL, INC.

                       1988 Employee Stock Purchase Plan

                                   Amendment

         By unanimous resolution of the Board of Directors of BTU International, Inc. (the "Company") dated February 20, 1991, which resolution was approved by the shareholders of the Company on May 10, 1991, the number of shares of the Company's Common Stock, $.01 par value per share, authorized for issuance under the 1988 Employee Stock Purchase Plan (the "Plan") was increased by 200,000, raising the total from 100,000 to 300,000 shares.

         As amended, Paragraph 2 of the Plan reads in its entirety as follows:

         "2. OPTIONS TO PURCHASE STOCK

                  Under the Plan, there is available an aggregate of not more than 300,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options ("options") granted under the Plan to employees (within the meaning of Section 3401(c) of the Internal Revenue Code of 1986 (the "Code")) of the Company ("employees") who meet the eligibility requirements set forth in Section 3 hereof ("eligible employees"). The Stock to be delivered upon exercise of options under the Plan may be either shares of BTU authorized but unissued Stock or shares of reacquired Stock, as the Board shall determine."

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                             BTU INTERNATIONAL, INC.

                        1988 EMPLOYEE STOCK PURCHASE PLAN

1.       PURPOSE OF PLAN

         This 1988 Employee Stock Purchase Plan (the "Plan") is intended to provide a method by which eligible employees of BTU International, Inc. ("BTU") and its participating subsidiaries (BTU and such subsidiaries being hereinafter referred to as the "Company") may use voluntary, systematic payroll deductions to purchase shares of BTU Common Stock ("Stock") and thereby acquire an interest in the future of the Company. For purposes of the Plan, a subsidiary is any corporation in which BTU owns, directly or indirectly, stock possessing 50% or more of, the total combined voting power of all classes of stock and which has been designated by the Board (as defined in Section 16) as a participating subsidiary.

2.       OPTIONS TO PURCHASE STOCK

         Under the Plan, there is available an aggregate of not more than 100,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options ("options") granted under the Plan to employees (within the meaning of Section 3401(c) of the Internal Revenue Code of 1986 (the "Code")) of the Company ("employees") who meet the eligibility requirements set forth in Section 3 hereof ("eligible employees"). The Stock to be delivered upon exercise of options under the Plan may be either shares of BTU authorized but unissued Stock of shares of reacquired Stock, as the Board shall determine.

3.       ELIGIBLE EMPLOYEES

         Except as otherwise provided below, each employee who has completed six months or more of continuous service in the employ of the Company shall be eligible to participate in the Plan.

         (a) Any employee who immediately after the grant of an option to him would (in accordance with the provisions of sections 423 and 425 (d) of the Code) own Stock possessing 5t or more of the total combined voting power or value of all classes of Stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 425 of the Code, shall not be eligible to receive an option to purchase stock pursuant to the Plan.

         (b) No employee shall be granted an option under the Plan which would permit his rights to purchase shares of stock under all employee stock purchase plans of the Company and any parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Sections 423 and 425 of the Code.
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         (c)      No employee shall be eligible to participate in the Plan
                  unless such employee's customary employment with the Company is in excess of twenty hours in each week and in excess of five months in each calendar year.

4.       METHOD OF PARTICIPATION

         The period July 1, 1989 to December 31, 1989, and thereafter the periods January 1 to June 30, and July 1 to December 31 of each year shall be option periods. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering to BTU, at least 15 days prior to such day, a payroll deduction authorization in accordance with Section 5. Such employee shall thereby become a participant ("participant") on the first day of such option period and shall remain a participant until his participation is terminated as provided in the Plan.

5.       PAYROLL DEDUCTION

         The payroll deduction authorization shall request withholding at a rate of not less than 0.5% nor more than 10% (increasing in increments of 0.5%) from the participant's Compensation by means of substantially equal payroll deductions over the option period. For purposes of the Plan, "Compensation" shall mean all regular base compensation paid to the participant by the Company and currently includible in his gross income, including any withholding or deductions, but excluding bonuses, commissions, incentive compensation and other similar amounts. A participant may change the withholding rate of his payroll deduction authorization by written notice delivered to BTU at least 15 days prior to the first day of the option period as to which the change is to be effective. All amounts withheld in accordance with a participant's payroll deduction authorization shall be credited to a withholding account for such participant.

6.       GRANT OF OPTIONS

         Each person who is a participant on the first day of an option period shall as of such day be granted an option for such period. Such option shall be for the number of whole shares of Stock to be determined by dividing (a) the balance in the participant's withholding account on the last day of the option period, by (b) the purchase price per share of the Stock determined under
Section 7. The Board shall reduce, on a substantially proportionate basis, the number of shares of Stock receivable by each participant upon exercise of his option for an option period in the event that the number of shares then available under the Plan is otherwise insufficient.

7.       PURCHASE PRICE

         The purchase price of Stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the Stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. Fair market value shall mean the Closing Price of the Stock. The "Closing Price" of Stock on any business day shall be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the mean between the highest bid and lowest asked prices on that day. A good faith determination by the Board as to fair market value shall be final and binding.
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8.       EXERCISE OF OPTIONS

         If any employee is a participant in the Plan on the last business day of an option period, he shall be deemed to have exercised the option granted to him for that period. Upon such exercise, the Company shall apply the balance of the participant's withholding account to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter, BTU shall issue and deliver certificates for said shares to the participant. No fractional shares shall be issued hereunder. Any balance of a participant's withholding account shall be returned to the participant, except that any such balance representing a fractional share shall be retained in the withholding account and applied to the next option period.

9.       INTEREST

         No interest will be payable on withholding accounts.

10.      CANCELLATION AND WITHDRAWAL

         A participant who holds an option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his options by written notice delivered to BTU. Upon such cancellation, the balance in his withholding account shall be returned to him in the month following withdrawal.

         A participant may terminate his payroll deduction authorization as of any date by written notice delivered to BTU and shall thereby cease to be a participant as of such date. Any participant who voluntarily terminates his payroll deduction authorization prior to the last business day of an option period shall be deemed to have cancelled his option.

11.      TERMINATION OF EMPLOYMENT

         Except as provided in the immediately following sentence, upon the termination of a participant's service with the Company for any reason, including without limitation death, retirement, resignation, layoff or discharge, he shall cease to be a participant, and any option held by him under the Plan shall be deemed cancelled, the balance of his withholding account shall be returned to him, and he shall have no further rights under the Plan. Notwithstanding the immediately preceding sentence, in the event that a participant commences a leave of absence during an option period and such leave of absence has been approved by the Board, such participant shall be eligible to participate in the Plan with respect to such option period to the extent of payroll deductions withheld during such option period.

12.      LIMITATIONS ON RESALE

         The Plan is intended to provide to employees of BTU a favorable opportunity to acquire shares of Stock at prices below the prevailing current market price so that they will be able to participate as stockholders in BTU, and this purpose would not be furthered if participants disposed of Stock acquired pursuant to the Plan immediately after its acquisition. Therefore, no participant shall sell or otherwise dispose of any Stock acquired pursuant to the Plan if such disposition would occur within the period beginning at the end of the option period with respect to which such Stock was acquired and ending on the date six months later unless such participant
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notifies BTU in writing of such intended disposition and the number of shares of
Stock of which such participant intends to dispose and unless such notice is received by BTU not less than 15 days prior to such intended disposition. Upon receipt of such notice, BTU shall automatically have the option, exercisable at any time prior to the fifteenth day after such notice has been received by BTU, to repurchase from such participant the number of shares of Stock specified in such notice at a price per share equal to the price at which such participant acquired such shares from BTU pursuant to the Plan. No interest will be payable on any amounts so paid by BTU to any participant. Each certificate representing shares of Stock delivered pursuant to the Plan shall bear an appropriate legend to give notice of the restrictions on transfer contained in this Section 12.

13.      PARTICIPANT'S RIGHTS NOT TRANSFERABLE

         All participants granted options under the Plan shall have the same rights and privileges, and each participant's rights and privileges under any option granted under the Plan shall be exercisable during his lifetime only by him, and shall not be sold, pledged, assigned, or transferred in any manner. In the event any participant violates the terms of this Section, any options held by him may be terminated by the Company and upon return to the participant of the balance of his withholding account, all his rights under the Plan shall terminate.

14.      EMPLOYMENT RIGHTS

         Nothing contained in the provisions of the Plan shall be construed to give to any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any employee at any time; nor shall it be construed to give the Company the right to require any employee to remain in its employ or to interfere with any employee's right to terminate his employment at any time.

15.      CHANGE IN CAPITALIZATION

         In the event of any change in the outstanding Stock of BTU by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and class of shares available under the Plan and the number and class of shares under option but not exercised, the option price, and the share limit provided for in Section 6 shall be appropriately adjusted.

16.      ADMINISTRATION OF PLAN

         The Plan shall be administered by the Board of Directors of BTU (the "Board"), which shall have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it shall deem necessary or advisable.

         The Board may, in its discretion, delegate its powers with respect to the Plan to a committee (the "Committee"), in which event all references herein to the Board shall be deemed to be references to the Committee. The Committee shall consist of at least three directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee

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under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

17.      AMENDMENT AND TERMINATION OF PLAN

         The Company reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the board; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 15) or to the employees (or class of employees) to receive options under the Plan shall have no force or effect unless it shall have been approved by the shareholders within twelve months before or after its adoption.

         The Plan may be terminated at any time by the Board, but no such termination shall adversely affect the rights and privileges of holders of the outstanding options. The Plan will terminate in any case when all of the Stock reserved for the purposes of the Plan has been purchased.

18.      APPROVAL OF SHAREHOLDERS

         The Plan shall be subject to the approval of the shareholders of BTU, which approval shall be secured within twelve months after the date the Plan is adopted by the Board of Directors.

Revised 5/4/89

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                               Amendment No. 1 to
                        1988 Employee Stock Purchase Plan

         This amendment, dated as of June 15, 1989, amends the BTU International, Inc. 1988 Employee Stock Purchase Plan (the "Plan"). Terms defined in the Plan and not otherwise defined herein are used herein as so defined.

                               W I T N E S S E T H

         WHEREAS, the Board of Directors of BTU International, Inc. (the "Company") has authorized the Plan;

         WHEREAS, the Board of Directors of the Company has reserved shares of the Company's Common Stock to be issued in accordance with the Plan; and

         WHEREAS, pursuant to Section 17 of the Plan, the Board of Directors now desires to amend certain provisions of the Plan in order to clarify the intent of the Board of Directors in approving the Plan;

         NOW, THEREFORE, the Plan is hereby amended by striking the paragraph in
Section 12 of the Plan and by inserting in its place the words "INTENTIONALLY OMITTED".

         IN WITNESS WHEREOF, the Board of Directors has caused this Amendment No. 1 to the Plan to be filed with the Plan and has caused the Plan to be amended hereby.